SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 12, 2004

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

ITEM 7.01. REGULATION FD DISCLOSURE.

On August 12, 2004, Commonwealth Biotechnologies, Inc. announced the receipt of new business contracts, totaling nearly $2.0 million. A copy of the press release is attached as an exhibit hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

99.1	On August 12, 2004, Commonwealth Biotechnologies, Inc. announced the receipt of new business contracts, totaling nearly $2.0 million. A copy of the press release is attached as an exhibit hereto.

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Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Robert B. Harris, Ph.D. President and Chief Executive Officer

Dated: August 12, 2004

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EXHIBIT INDEX

Number	Description of Exhibit
99.1	On August 12, 2004, Commonwealth Biotechnologies, Inc. announced the receipt of new business contracts, totaling nearly $2.0 million.

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